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FOR IMMEDIATE RELEASE                       Contact:          Larry I. Kelley
                                                              President and
                                                              Chief Executive Officer
                                            Telephone:        864.486.6220

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                       One Price Announces Appointment of
                 Senior Vice President & Chief Financial Officer

Duncan, SC, April 12, 1999 - One Price Clothing Stores, Inc. (NASDAQ: ONPR) today announced the appointment of H. Dane Reynolds as Senior Vice President & Chief Financial Officer. Reynolds, 48, was formerly Senior Vice President with Rack Room Shoes, Inc., a privately-held off-price shoe retailer.

Larry I. Kelley, President & Chief Executive Officer, said: "Dane brings a strong financial background to One Price as well as a broad experience level in other key parts of our business such as Strategic Planning, Information Services and Real Estate. I believe he will be a strong contributor to the future growth of One Price."


One Price Clothing Stores, Inc. operates a chain of retail stores offering first-quality, in-season apparel and accessories for women and children at everyday low prices. The Company currently operates 620 stores in 27 states, the District of Columbia, Puerto Rico and the U.S. Virgin Islands.